Exhibit 99.1
News Release

FOR IMMEDIATE RELEASE
FEBRUARY 16, 2011

 CHESAPEAKE ENERGY CORPORATION AND CNOOC LIMITED ANNOUNCE
CLOSING OF NIOBRARA-FOCUSED DJ BASIN AND POWDER RIVER
BASIN PROJECT COOPERATION AGREEMENT

OKLAHOMA CITY, OKLAHOMA, FEBRUARY 16, 2010 – Chesapeake Energy Corporation (NYSE:CHK) and CNOOC Limited (NYSE:CEO; SEHK:00883) today announced the closing of a project cooperation agreement whereby CNOOC International Limited, a wholly owned subsidiary of CNOOC Limited, purchased a 33.3% undivided interest in Chesapeake’s 800,000 net oil and natural gas leasehold acres in the Denver-Julesburg (DJ) and Powder River Basins in northeast Colorado and southeast Wyoming.  The consideration for the transaction was $570 million in cash.  In addition, CNOOC Limited has agreed to fund 66.7% of Chesapeake’s share of drilling and completion costs up to $697 million, which Chesapeake expects to occur by year-end 2014.

Aubrey K. McClendon, Chesapeake’s Chief Executive Officer, commented, “We are very pleased to once again have CNOOC Limited as our partner in one of our shale development transactions.  We look forward to accelerating the development of this large domestic oil and natural gas resource, resulting in a reduction of our country’s oil imports over time, the creation of thousands of high-paying jobs in the U.S. and the payment of very significant local, state and federal taxes.”

Yang Hua, Chief Executive Officer of CNOOC Limited, stated, “Congratulations on the successful closing of the transaction, which will further enhance our presence in the shale oil and gas industry.  In the future, we will closely cooperate with Chesapeake to fully explore the potential of the project and bring benefits to both parties as well as other stakeholders.”

Chesapeake’s advisor on the transaction was Jefferies & Company, Inc., and CNOOC Limited’s advisor was Tudor, Pickering, Holt & Co. Securities, Inc.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding expected future events.  Actual results could differ materially as a result of a variety of risks and uncertainties.  While forward-looking statements are based on assumptions and analyses made by us that we believe to be reasonable under the circumstances, a number of risks and uncertainties could cause our actual results and future developments to differ materially from our predictions and expectations.  See “Risks Related to Our Business” in Chesapeake's Prospectus Supplement filed with the U.S. Securities and Exchange Commission (SEC) on February 9, 2011 for a discussion of risk factors that affect our business and could affect the project cooperation agreement.  Further discussion of risks and uncertainties can also be found in CNOOC Limited’s 2009 Annual Report on Form 20-F filed with the SEC on April 23, 2010.  We caution you not to place undue reliance on our forward-looking statements, which speak only as of the date of this news release, and we undertake no obligation to update this information.

Chesapeake Energy Corporation is the second-largest producer of natural gas and the most active driller of new wells in the U.S.  Headquartered in Oklahoma City, the company's operations are focused on discovering and developing unconventional natural gas and oil fields onshore in the U.S.  Chesapeake owns leading positions in the Barnett, Fayetteville, Haynesville, Marcellus and Bossier natural gas shale plays and in the Eagle Ford, Granite Wash, Tonkawa, Cleveland, Mississippian, Wolfcamp, Bone Spring, Avalon and Niobrara unconventional liquids plays.  The company has also vertically integrated its operations and owns substantial midstream, compression, drilling and oilfield service assets.  Further information is available at www.chk.com where Chesapeake routinely posts announcements, updates, events, investor information and presentations and all recent press releases.

INVESTOR CONTACTS:		MEDIA CONTACTS:	CHESAPEAKE ENERGY CORPORATION
Jeffrey L. Mobley, CFA	John J. Kilgallon	Jim Gipson	6100 North Western Avenue
(405) 767-4763	(405) 935-4441	(405) 935-1310	P.O. Box 18496
jeff.mobley@chk.com	john.kilgallon@chk.com	jim.gipson@chk.com	Oklahoma City, OK 73154

For further inquiries to Chesapeake, please contact:

Jeffery L. Mobley, CFA (investor contact) Tel: 405-767-4763 Email: jeff.mobley@chk.com	John J. Kilgallon (investor contact) Tel: 405-935-4441 Email: john.kilgallon @chk.com	Jim Gipson (media contact) Tel: 405-935-1310 Email: jim.gipson@chk.com
CNOOC Limited is China's largest producer of offshore crude oil and natural gas and one of the largest independent oil and gas exploration and production companies in the world.  Headquartered in Hong Kong, CNOOC Limited mainly engages in exploration, development, production and sales of oil and natural gas and has four major production areas in offshore China, which are Bohai Bay, Western South China Sea, Eastern South China Sea and East China Sea.  In addition, it is one of the largest offshore crude oil producers in Indonesia.  CNOOC Limited also has upstream assets in Nigeria, Australia and other countries.  Further information is available at www.cnoocltd.com.

For further inquiries to CNOOC Limited, please contact:

Mr. Jiang Yongzhi Joint Company Secretary, General Manager of Investor Relations CNOOC Ltd Tel: +86-10-8452-1731 Fax: +86-10-8452-1441 Email: Jiangyzh2@cnooc.com.cn	Ms. Sharon Fung Ketchum Newscan Public Relations Ltd Tel: +852-3141-8082 Fax: +852-2510-8199 Email: sharon.fung@knprhk.com